SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  2054


                             FORM 8-K


                  Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934

        Date of Earliest Event Reported - October 29, 1996


                  PREMIER BANKSHARES CORPORATION

      (Exact name of registrant as specified in its charter)

Virginia                    0-15729         54-1377250
(State of Incorporation)  (Commission    (IRS Employer
                          File Number)   Identification No.)

29 College Drive, PO Box 1199 Bluefield, Virginia 24605-1199
(Address of principal executive offices)

                          (540)  322-2242

       (Registrant's telephone number, including area code)

                          Not Applicable
   (Former name or former address, if changed since last report)

This exhibit index as required by item 601(a) (2) of Regulation S-K is included on page 4 of this report.

                    CURRENT REPORT ON FORM 8-K

Item 5.  OTHER EVENTS

     Premier Bankshares Corporation ("Premier") is filing this form 8-k to disclose that on October 29, 1996, First Virginia Banks, Inc. ("First Virginia") and Premier executed an Agreement and Plan of Reorganization ("Agreement") under which Premier agreed to be merged into First Virginia. The Agreement provides that stockholders of Premier will receive .545 shares of First Virginia common stock for each outstanding share of Premier common stock.

     Premier owns and operates three subsidiary banks. The 13-office, $239-million Premier Bank-South, N.A. is headquartered in Wytheville and serves Wythe, Roanoke, Grayson and Montgomery counties and the City of Galax. The 14-office, $310-million Premier Bank-Central, N.A. operates in Dickenson, Wise, Buchanan, Washington and Russell Counties and is headquartered in Honaker. The 9-office, $199-million Premier Bank, N.A. is headquartered in Tazewell and serves Tazewell County.

     Upon consummation of the transaction, First Virginia will issue approximately 3,624,295 shares of Premier's stockholders in exchange for their shares. The merger will be a tax-free exchange for Premier's stockholders, and will be accounted for as a purchase transaction.

     In connection with the merger, Premier has issued a stock option to First Virginia giving First Virginia the right to acquire up to 19.9% of its shares under certain circumstances at a price of $20 per share.

     The transaction is subject to the completion of a due diligence review by First Virginia and to approval by Premier's shareholders, the Virginia and to approval by Premier's shareholders, the Virginia Bureau of Financial Institutions and federal regulatory authorities. The parties intend to consummate the merger during the second quarter of 1997.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.         Description of Exhibit

     (2) Agreement and Plan of Reorganization and Stock Option Agreement. These documents have been previously filed as Exhibit I to First Virginia's Schedule 13D, filed on November 8, 1996, and are incorporated herein by reference.

     (99)           Press Release dated October 29, 1996


                             SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                  PREMIER BANKSHARES CORPORATION

Date: November 21, 1996       By:/s/ James R. Wheeling
                              James R. Wheeling
                              President and Chief Executive Officer
                           EXHIBIT INDEX

Exhibit No.         Description of Exhibit             Page

     (2) Agreement and Plan of Reorganization and Stock Option Agreement are incorporated herein by reference to Exhibit I to First Virginia's
                    Schedule 13D, (filed on November 8, 1996)

     (99)           Press Release dated October 29, 1996    5-6




PREMIER BANKSHARES CORPORATION
29 College Drive
P.O. Box 1199                 Tel.:     (540) 322-2242
Bluefield, Virginia  24605         Fax: (540) 322-2766

Contact:  Jan Lutz  (540) 322-2242

NEWS RELEASE -- PUBLISH IMMEDIATELY

PREMIER BANKSHARES TO MERGE WITH FIRST VIRGINIA BANKS, INC.

Bluefield, Virginia, October 29, 1996

     The Directors of Premier Bankshares Corporation, a $744-million multi-bank holding company headquartered in Bluefield, Virginia, have agreed to affiliate with First Virginia Banks, Inc., an $8.2-billion multi-bank holding company headquartered in Fairfax, Virginia. The announcement was made jointly today by Harris Hart, II, Chairman of the Board, James R. Wheeling, President and Chief Executive Officer, of Premier Bankshares, and Barry J. Fitzpatrick, Chairman, President and Chief Executive Officer of First Virginia.

     Premier Bankshares Corporation operates three banks: the 13-office, $239-million Premier Bank-South, N.A. headquartered in Wytheville and serving Wythe, Roanoke, Grayson and Montgomery counties and the City of Galax; the 14-office, $310-million Premier Bank-Central, N.A. operating in Dickenson , Wise, Buchanan, Washington and Russell counties headquartered in Honaker; and the 9-office, $199-million Premier Bank, N.A., headquartered in Tazewell and serving Tazewell County.

     Shareholders of Premier Bankshares Corporation will receive .545 shares of First Virginia common stock for each of their
6,650,083 outstanding shares. Based on the most recent closing price of First Virginia, the value per share of Premier Bankshares is approximately $24.12 and aggregates $160.4 million. The price is approximately 2.10 times the September 30, 1996, book value of Premier and is 15.4 times Premier's trailing 12-months earnings for the period ended September 30, 1996. Scott & Stringfellow, Inc., a Richmond, Virginia, based investment banking firm, is serving as financial advisor to Premier.

     First Virginia will issue approximately 3,624,295 shares to Premier Bankshares Corporation shareholders in a tax free exchange of shares. In connection with the merger, First Virginia has simultaneously announced a 1.9 million share increase in its existing stock repurchase program, bringing the new program to a
4.0 million share total. No timetable for the purchase has been set; however, it is anticipated that the purchases will be made over the next few years. Due to the share repurchases, the merger will be accounted for as a purchase transaction. The combined organization will have a Tier I capital ratio of approximately 14.03%, a total capital ratio of 15.16% and a leverage ratio of 9.499%, which are among the highest of all banks in the country.

     For the nine-month period ended September 30, 1996, Premier produced a return on assets of 1.39% and a return on equity of 14.09%. First Virginia expects a combination of growth, cost savings, additional product offerings and share repurchases to absorb the initial dilution of less than 1% within two years, after which there will be a positive addition to earnings per share.

     Messrs. Wheeling and Fitzpatrick stated that a definitive agreement has been entered into and that the transaction is subject to completion of a due diligence review and to approval by Premier Bankshares Corporation shareholders as well as state and federal regulatory authorities. In connection with the merger, Premier has issued a stock option to First Virginia that gives First Virginia the right to acquire up to 19.9% of its shares under certain circumstances at a price of $20 per share. It is anticipated that the transaction will be closed in the early second quarter of 1997. The three Premier banks will merge into existing First Virginia member banks, and all Premier directors will become members of the boards of the merged banks.

     Mr. Wheeling explained that the affiliation with First Virginia would enable Premier to expand its commitment to superior customer service by taking advantage of the greater resources and product offerings of First Virginia. At the same time, by maintaining the locally based directors and management in the company's market area, the combined banks will be well suited to maintain the personal service and responsive attention to customers' needs provided by a community bank.

     Mr. Fitzpatrick expressed his pleasure with the affiliation with the largest bank-holding company in southwest Virginia, noting that it extends significantly First Virginia's commitment to the people and communities in this part of the state and reinforces the corporation's position as a super community bank. Subsequent to the merger, the combined organizations will have the number one or two market share in nine of the thirteen southwest Virginia communities served. Mr. Fitzpatrick remarked that the two companies have enjoyed almost identical profitability, capital and asset-quality records.

     The return on assets and capital ratios of First Virginia Banks, Inc., have made it one of the most profitable and best capitalized of the major banking companies in the mid-Atlantic area. There are 21 banks in the First Virginia group, including 12 banks with 276 offices in Virginia, five banks with 57 offices in Maryland and four banks with 25 offices in East Tennessee. First Virginia also operates a mortgage subsidiary, First Virginia Mortgage Company; a second-mortgage company, First General mortgage Company, with 12 offices in the mid-Atlantic and southeastern states; and a full-service insurance agency, First Virginia Insurance Services, Inc., with three offices in Virginia. The corporation's common stock is traded on the New York and Philadelphia stock exchanges.